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                                                                    EXHIBIT 24.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
BB&T Financial Corporation:



     We consent to the use of our reports incorporated herein by reference and contained in the Annual Report on Form 10-K of BB&T Financial Corporation for its fiscal year ended December 31, 1993 and in the Annual Report on Form 11-K of the Savings and Thrift Plan for the Employees of Branch Banking and Trust Company for its fiscal year ended December 31, 1993.

                              /s/ KPMG PEAT MARWICK

                              KPMG PEAT MARWICK



Raleigh, North Carolina

July 18, 1994